UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2017, the Board of Directors (the “Board”) of GlycoMimetics, Inc. (the “Registrant”) appointed Patricia S. Andrews to serve as a director of the Company and a member of the Audit Committee of the Board.  Ms. Andrews will serve as a Class III director whose term will expire at the 2020 annual meeting of stockholders.  There is no arrangement or understanding between Ms. Andrews and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Andrews and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Ms. Andrews requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Ms. Andrews is set forth below.

Patricia S. Andrews, age 59, has served as a member of our Board since June 2017.  Ms. Andrews has served as Chief Executive Officer of Boston Biomedical, Inc., an oncology drug research and development company, since April 2017 and previously served as its Chief Operating Officer from November 2013 to April 2017.  From October 2008 to August 2012, Ms. Andrews served as Chief Commercial Officer of Incyte Corporation, a publicly held biopharmaceutical company.  From 1991 to 2008, Ms. Andrews served in various roles of increasing responsibility at Pfizer Inc., culminating in her role as Vice President and General Manager of Pfizer’s U.S. Oncology business unit.  Ms. Andrews received her B.A. degree from Brown University and her M.B.A. degree in Finance from the University of Michigan.

In accordance with the Company’s compensation policy for non-employee directors, upon her appointment as a director, Ms. Andrews was granted a nonqualified stock option to purchase 22,000 shares of the Company’s common stock at an exercise price of $11.63, the closing price of the Company’s common stock on the date of grant.  This option will vest and become exercisable in three equal installments on the first, second and third anniversaries of the date of grant, subject to Ms. Andrews’s Continuous Service (as defined in the Company’s 2013 Equity Incentive Plan) as of each vesting date.  Additionally, Ms. Andrews will be entitled to receive a $35,000 annual retainer for her service as director and a $7,500 annual retainer for her service on the Audit Committee.  At each annual stockholder meeting following which Ms. Andrews’s term as a director continues, Ms. Andrews will be entitled to receive an additional nonqualified stock option to purchase 11,000 shares of the Company’s common stock, which option will vest and become exercisable over a one-year period following the date of grant.  Ms. Andrews has also entered into the Company’s standard form of indemnification agreement.

Item 7.01  Regulation FD Disclosure.

On June 12, 2017, the Company issued a press release announcing Ms. Andrews’s appointment to the Board.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated June 12, 2017, “GlycoMimetics Appoints Boston Biomedical CEO Patricia S. Andrews to Its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

By:	/s/ Brian M. Hahn
Date: June 12, 2017	Brian M. Hahn
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release dated June 12, 2017, “GlycoMimetics Appoints Boston Biomedical CEO Patricia S. Andrews to Its Board of Directors.”